Exhibit 99.2

MEMORANDUM NUMBER __________

Confidential Private Placement Memorandum

Vyrian Inc.

A NEVADA CORPORATION

PRIVATE OFFERING
PURSUANT TO REGULATION D
PROMULGATED BY
THE SECURITIES AND EXCHANGE COMMISSION

$500,000 OFFERING
5,000,000 SHARES OF COMMON STOCK
EACH SHARE $ 0.10

VYRIAN INC.

10101 Southwest Freeway, Suite 400
Houston, Texas 77074

VYRIAN INC.

5,000,000 SHARES at $0.10 PER SHARE

Five Million, (5,000,000) shares of VYRIAN INC., a Nevada Corporation (the "Corporation") are being offered at $0.10 per share.

All funds received in the Offering will be immediately deposited in the general account of the Corporation.  The Corporation in its sole discretion may discontinue the Offering at any time.

These interests have not been registered under the Securities Act of 1933, as amended, or under any State Securities Laws and will be issued with a restrictive legend, except in the state of Texas Where they are being registered or qualified.  Except in these specific circumstances, the securities offered hereby may not be resold without registration unless an exemption is available.  This offering is being made pursuant to Regulation D, Rule 504 as promulgated by the Securities and Exchange Commission and similar limited offering exemptions provided by state laws to a limited number of investors who meet the investor suitability standards described in this offering.

This memorandum does not constitute an offer or solicitation in any state or other jurisdiction in which such an offer or solicitation is not authorized.

	Offering Price (1)	Selling Commissions(2)	Proceeds to Corporation (3)
Per Share Total Maximum (5,000,000 shares)	$ 0.10 $ 50,000.00	$ 0.000 $ 0.000	$ 0.10 $ 50,000.00

(1)	The Offering Price of the shares has been determined by the Corporation and is not the result of arm's length negotiations.

(2)	Selling Commissions are not being offered at this time.

(3)           Before deducting expenses of the offering.  (See "Terms of Offering.")

These securities involve a high degree of risk.  The purchase of these shares should be considered only by persons who can afford the loss of their entire investment.  (See "Risk Factors.")

No person has been authorized to give any information or to make any representations other than those contained in this memorandum in connection with this Offering, and if given or made, such information or representation must not be relied upon as having been authorized.

VYRIAN INC.
The date of this Memorandum is January 11, 2012

The Shares offered hereby are subject to prior sale when, as and if the subscription agreement is delivered to and accepted by the Company, and subject to approval of certain legal matters by counsel for the Company, and certain further considerations.  It is expected that delivery of the Shares will be made against payment therefore on or about thirty days after the later of the full subscription of the minimum offering and the date payment is received.

The securities offered hereby have neither been registered with nor approved or disapproved by the Securities and Exchange Commission or the Securities Authorities of any state except Texas, nor has such commission nor any state authorities (including that of Texas) passed upon the accuracy or adequacy of this memorandum.  Any representation to the contrary is a criminal offense.

The Shares are speculative securities involving a high degree of risk and are only suitable for persons who can afford to lose all of their investment.

This offering is made only by this memorandum.  Investors should rely only on the information contained herein in evaluating the investment offered.  This offering memorandum is for the exclusive use of the initial recipient hereof and does not constitute an offer to sell any securities to or a solicitation of a purchase offer from any other person.

This memorandum contains analysis, which are based upon information available to the company and financial forecasts believed by it to be reasonable.  These financial forecasts are subject to uncertainties inherent in analysis.  Accordingly, prospective investors should use their own expertise and experience or that of their own advisors to judge the reliability of such analysis.  In no event should the analysis be relied upon by a prospective investor for any purpose including making an investment in the company.

Any reproduction or distribution of this memorandum, in whole or in part, or the dissemination of any of its contents without the prior written consent of VYRIAN INC. is prohibited.  Any action contrary to these instructions may place both you and the Corporation in violation of applicable Securities Laws.

SUMMARY OF THE OFFERING CIRCULAR

The following is a summary, which is qualified in its entirety by the more detailed information appearing elsewhere in the Offering Circular.

The Company	VYRIAN INC. (the "Company") was incorporated in the State of Nevada as Vyrian Inc., on January 10, 2012 filed with the state per state requirements on January 10, 2012.

Capitalization	Shares Authorized prior to offering	10,000,000
Shares offered hereby                                                                                                                                             5,000,000

The Shares	The Company is offering for sale, on a "best efforts, 5,000,000 shares of Common Stock at $0.10 per share.

Placement Agent	The Company has not engaged in a placement agent and is not seeking to pay a selling commission.

Use of Proceeds	The net proceeds of the Offering will be used for working capital and expansion, as the Company shall determine. See ("Use of Proceeds".)

Transfer Restrictions
The shares offered hereby have not been and will not be registered under Federal or State Securities Laws, but will be issued pursuant to certain exemptions thereunder.  Because the shares, for the most part have not been so registered, persons acquiring the shares in connection with this offering will be required to represent in writing that they are purchasing the same for investment only and not with a view to or for sale in connection with any subsequent distribution thereof.  Except in those states where the shares may be issued without resale restrictions, the stock certificates evidencing the shares offered hereby will be inscribed with a printed legend which clearly describes the applicable restrictions on transfer or resale by the owner thereof.  (See "Restrictions on Resale.")

Pricing
The Shares are being offered and sold by the Company at a price of $0.10 per share. The Offering Price bears no necessary relationship to the assets, earnings, or book value of the Company, or any other objective standard of value.

Who May Invest
Each investor will be required to fill out a Confidential Purchaser Questionnaire (attached), which seeks disclosure of similar investments and adequate financial disclosure to qualify an investor as suitable.  Management reserves the sole discretion to reject any investor without reason and if rejected, the investor will receive an immediate refund of his/her tendered funds.

How To Subscribe
Persons wishing to subscribe for shares must tender to the Company a completed Subscription Agreement and a completed Confidential Purchaser Questionnaire in the forms appended hereto together with the appropriate subscription payment.

Risk Factors	The shares offered involve numerous substantial risk factors. (See "Risk Factors".)

Planned Capitalization, Desired Funding & Use of Proceeds

The Company is seeking $500,000 in first round financing, in the form of a reverse merger acquisition to fund the development and implementation of the software and website.  The Company intends to use the proceeds from equity investments as follows:

Use of Proceeds
GROSS OFFERING	$500,000
NET PROCEEDS	$500,000

PLANNED USES

CAPTIAL EXPENDITURES
Computer Equipment	$25,000
Software/Website Development	$50,000
Furniture and Fixtures	$5,000

Total Proceeds for capital expenditures	$80,000

WORKING CAPITAL
Salaries and wages	$197,200
Lease	$15,000
Professional services (Attorney, Web Host, Patent)	$35,000
Travel	$20,000
Advertising	$170,000

Total Proceeds for working capital	$437,200

Reserve	$62,800

TOTAL PROCEEDS	$500,000

RISK FACTORS

PURCHASE OF THE SHARES OF COMMON STOCK OF THE COMPANY INVOLVES A HIGH DEGREE OF RISK. IN ANALYZING THE OFFER EMBODIED IN THIS DISCLOSURE STATEMENT PROSPECTIVE SUBSCRIBERS SHOULD CAREFULLY CONSIDER AMONG OTHER FACTORS THE FOLLOWING:

There are certain risks that the company’s executive management project may be applicable to the company and the related industries in which it operates.  Should of these events, or combination of events, occur— the company may experience a change in liquidity, access to capital markets, organizational structure and/or operating conditions.  There may also be additional risks that are not presently known but may arise during the due course of business.  The company also notes that negative changes or fluctuations in the general condition of the industry, global economic climate and capital markets which may arise due to economic downturn, inflation or depression may also adversely affect the company, its suppliers and others in the industry.

Natural Competition
The competitive forces that the company faces could have an adverse effect on overall business. The Electronic Component Distribution (ECD) and Enterprise Software Solutions (ESS) business divisions are in very competitive markets and subject to rapid technological changes.  Not only does the company compete with other distributors for new accounts, but it also competes for customers with many of its own suppliers.  Additional competition may also emerge from newer emerging markets in India or China.  The company’s efforts to compete in the marketplace could affect its business, forecast and prospects.

Supplier rapport is very important. The company must maintain good relationships with its suppliers or the company’s business could be adversely affected. The company’s inventory is purchased from suppliers who also distribute electronic components in adjacent markets. Supplier relationships must be maintained in order to ensure that Vyrian’s products and services are delivered on time and all inventory remains updated and well managed.

Quality Control
The third party products that Vyrian procures may be found to be defective which may require a warranty.  Furthermore, products that do not meet specific quality control metrics may result in product liability claims against the company.

Expansion
When Vyrian makes key acquisitions, which are needed for expansion into developing international markets, it may take on additional liabilities or not be able to successfully integrate such acquisitions. Undoubtedly, there are risks that come with growing larger. Acquisitions involve a number of risks inclusive of unanticipated costs, liabilities and unforeseen regulator claims.  Management integration, loss of key employees and negative effect on existing customers and supplier relationships may also adversely affect the company’s business.

Disruptive Technology
The ESS business division is launching eInterview, an innovative yet potentially disruptive technology to the market place. While there is great potential for success with this new approach to the talent acquisition, it may not merge well into the current market place.  ESS also faces time-to-market pressures that may adversely affect the forecast and overall business.

TERMS OF OFFERING

PLAN OF DISTRIBUTION AND SUBSCRIPTION:

The Company is offering a total of Five Hundred Thousand shares at purchase price of One Tenth of One Dollar ($0.10) per share.  The Offering is being made by the Company without the assistance of a placement agent.

The Company is making this Offering on a "best efforts" $5,000 (50,000 Shares) minimum and $500,000 (5,000,000 Shares) Maximum (the "Offering").

Once the Minimum Capital Offering is closed, all funds invested will be turned directly over to the Company once the subscription is accepted and the funds have cleared.

The subscription period will commence on the effective date of this Private Placement Memorandum and will terminate on March 31, 2012, unless closed sooner, or extended to August 1, 2012, in the sole discretion of the Company.

In order to purchase any shares, prospective investors must complete and execute the Subscription Agreement and the Confidential Purchaser Questionnaire in the forms appearing as Attachments to this Private Placement Memorandum.  Investors must comply with applicable state securities laws requirements with respect to suitability standards.  Subscription Agreements must be accompanied by cash tender of the appropriate subscription payment.

These securities involve a high degree of risk, and offers and sales are limited to persons which meet minimum requirements as to financial ability to bear the economic risk of investment as well as having the required knowledge and experience in financial and business matters.  (See "Risk Factors" and "Suitability".)

Each investor in these shares is advised to consult with his/her own independent attorney, accountant, and/or other expert advisor with respect to this Offering.

DIVIDENDS

The Company has not declared any cash dividends with respect to its Common Stock and does not intend to declare dividends in the foreseeable future.  The present intention of management is to utilize all available funds for the development of the Company's business.  There are no material restrictions limiting, or that are likely to limit, the Company's ability to pay dividends on its Common Stock.

HOW TO SUBSCRIBE

An investor who wishes to purchase shares will be required to execute a copy of the Subscription Agreement and Confidential Purchaser Questionnaire in the forms attached hereto.  By executing the Subscription Agreement, and by paying the purchase price for the shares subscribed for, each investor agrees to be bound by all the terms of the Subscription Agreement.  Investors should deliver their checks payable to the order of "VYRIAN INC." for the total face amount of the shares to be purchased ($1,000 minimum and integral multiples of $500.00) to the attention of the Company.  If accepted, common shares, bearing no restriction will be issued at the price of $0.10.  The determination as to how the subscriber would like to determine the price shall be made by mutual consent of the company and the subscriber.

The Company is permitted to reject all or any part of any subscriptions whether or not it has been initially accepted, and to allocate subscriptions received if the Offering is oversubscribed.

ANNUAL REPORTS

The Company intends to furnish stockholders with annual reports, which will contain at minimum unaudited financial statements.

LITIGATION

There are no legal actions pending or threatened against the Company or to which it or any of its property are subject, nor to its knowledge are any such proceedings contemplated.

THE PURCHASER IS AWARE THAT SALES OF THESE SECURITIES IN THE STATE OF TEXAS WILL BE MADE IN RELIANCE UPON THE EXEMPTION PROVIDED IN SECTION 5.T. OF THE TEXAS SECURITIES ACT AND RULES 109.3 AND 139.16 OF THE TEXAS ADMINISTRATIVE CODE.  PURCHASER MUST REPRESENT THAT PURCHASER IS PURCHASING THESE SECURITIES FOR INVESTMENT AND NOT FOR RESALE.  SUCH SECURITIES MUST BE HELD INDEFINITELY UNLESS THEY ARE SUBSEQUENTLY REGISTERED UNDER THE ACT OR UNLESS, IN THE OPINION OF COUNSEL FOR THE ISSUER, A SALE OR TRANSFER MAY BE MADE WITHOUT REGISTRATION THEREUNDER.

VYRIAN INC.
APPENDIX “A”

SUBSCRIPTION AGREEMENT

Mr. Sath Sivasothy	Total Shares Subscribed For ____
VYRIAN INC.	Total Subscription Price $______
10101 Southwest Freeway, Suite 400
Houston, Texas 77074

The undersigned (the "Purchaser") hereby subscribes to purchase _______________ shares of the common stock (the "Securities") of VYRIAN INC. (the "Company") for $ ___0.10___ per share (the "Purchase Price").  The Purchaser understands that the Company may reject this subscription in its sole discretion.  The Purchaser is also submitting to the Company a Confidential Purchaser Questionnaire (together with this agreement, the "Subscription Documents").

1.	Purchase. Subject to the terms and conditions described below, the Purchaser irrevocably agrees to purchase the Securities and tenders the aggregate Purchase Price with the Subscription Documents.

2.	Representations and Warranties. The Purchaser makes the following representations and warranties to the Company:

(a)	Purchaser is the sole and true party in interest in this transaction and is not purchasing the Securities for the benefit of any other person;

(b)	Purchaser has had the opportunity to consult with his or her legal, investment and tax advisors to the Purchaser's satisfaction, or has waived the right to do so;

(c)
The Purchaser has read and understood, is familiar with and has retained copies of the Subscription Documents and other documents related to this investment, including the Company's business plan.  Purchaser has had the opportunity to ask questions of and receive answers from the Company regarding the Company and the Securities, including the risks of an investment in the Securities.  The Purchaser understands that all books, records and documents of the Company relating to this investment have been and remain available for inspection by the Purchaser and his advisors upon reasonable notice.  The Purchaser confirms that all documents requested from the Company by him or her or his or her advisors have been made available, and that the Company has provided the Purchaser and his or her advisors with all of the additional information requested concerning the Company and the Securities.  In making a decision to purchase the Securities, the Purchaser has relied exclusively upon information provided by the Company in writing or in the books, records or documents of the Company;

(d)	The Purchaser has such knowledge and experience in financial and business matters that the Purchaser is capable of evaluating the merits and risks of an investment in the Securities;

(e)
The Purchaser acknowledges and understands that an investment in the Company and the Securities is highly speculative and subject to very substantial risks, including, but not limited to, the risk that the Purchaser will lose his or her entire investment.  The Purchaser represents and warrants that Purchaser is capable of bearing the high degree of economic risk and burdens of an investment in the Securities, including, but not limited to, the possibility of a complete loss, the lack of a liquid public market and limited transferability of the Securities, which may make any resale of the Securities impossible for the indefinite future;

(f)
The Company, through its officers and directors, directly communicated the offer to sell the Securities to the Purchaser by such a manner that the Purchaser was able to ask questions of and receive answers from the Company or its officers and directors concerning the terms and conditions of this investment.  At no time did the Company or any person acting on its behalf solicit the Purchaser by or through any written document, leaflet, advertisement, public promotional meeting or any other form of public or general advertising;

(g)	The Purchaser is an individual resident of the State of Texas, with his or her residence at the address listed on the signature page;

(h)	The Purchaser is buying the Securities solely for his or her own account, for investment, and are not being purchased with a view to resale, distribution, subdivision or fractionalization;

(i)
The Purchaser understands that the Company has not registered the Securities under the Securities Act of 1933, as amended (the "Act"), or the Texas Securities Act, in reliance upon exemptions from registration available under Rule 504 of Regulation D promulgated under the Act and under the Texas Securities Act and Texas Administrative Code for non-public offerings solely to Accredited Investors, as that term is defined in Rule 501 of Regulation D.  The Purchaser understands that the Securities, or any interest therein, may not be, and Purchaser agrees not to resell or otherwise dispose of the Securities or any interest therein, unless the Securities are subsequently registered under the Act and under appropriate state securities laws or unless the Company receives an opinion of counsel satisfactory to it that an exemption from registration is available;

(j)	The Purchaser and his or her advisors acknowledge and understand the following:

(1)           The Company has only a limited financial or operating history;

(2)           There are substantial restrictions on the transferability of the Securities;

(3)
No federal or state agency has made any finding or determination as to the fairness for public investment, nor any recommendation nor endorsement, of the Securities, the Subscription Documents or any other documents or information given to the Purchaser by the Company.

(k)
None of the following information has ever been represented, guaranteed or warranted to either the Purchaser or his or her advisors, expressly or by implication by the Company or any of its officers, directors, agents or employees, or by any other person;

(1)	The approximate or exact length of time that the Purchaser will be required to hold the Securities;

(2)	The percentage of profit and/or amount of type of consideration, profit or loss to be realized, if any, as a result of an investment in the Company;

(3)
That the past performance or experience of the management or associates, agents, affiliates or employees or any other person will in any way indicate or predict economic results in connection with the operation of the Company of the return on the investment.

(l)	The information set forth in the Purchaser Questionnaire accompanying this agreement and executed by the Purchaser is true, correct and complete;

(m)
The Purchaser hereby agrees to indemnify the management of the Company and holds the Company harmless from and against any and all liability, damage, cost or expense incurred on account of or arising out of:

(1)	Any inaccuracy in the declarations, representations and warranties made in the Subscription Documents;

(2)	The disposition of any of the Securities by the Purchaser, contrary to the foregoing declarations, representations and warranties;

(3)	Any action, suit or proceeding based upon:

(i) Any claims that any of the Purchaser's declarations, representations or warranties made in the Subscription Documents or otherwise made to the Company by the Purchaser were inaccurate or misleading or otherwise cause for obtaining damages or redress from the Company or its Management; or

      (ii) the disposition of any of the Securities or any part thereof.

3.
Transferability.  The Purchaser agrees not to transfer or assign the obligations or duties contained in this Subscription Agreement or any of the Purchaser's interest herein to any person.  Any attempted or purported transfer will be null and void and of no effect.

4.
Regulation D. Notwithstanding anything herein to the contrary, every person or entity who, in addition to or in lieu of the Purchaser, is deemed to be a "purchaser" pursuant to Regulation D or any state law or rule, does hereby make and join in making all of the covenants, representations and warranties made by the Purchaser.

5.
Acceptance.  Execution and delivery of this Subscription Agreement and tender of the payment in accordance with Paragraph 1 above shall constitute an irrevocable offer to purchase the Securities indicated, which offer may be accepted or rejected by the Company in their sole discretion for any cause or for no cause.  Acceptance of this offer by the Company shall be indicated by the execution hereof by management.

6.
Binding Agreement.  The Purchaser agrees that the Purchaser may not cancel, terminate or revoke this agreement or any term of this agreement, and that this agreement shall survive the death or disability of the Purchaser and shall be binding upon his or her heirs, successors, assigns, executors, administrators, guardians, conservators or personal representatives.

IN WITNESS WHEREOF, the Purchaser has executed this Subscription Agreement on the date set forth on the signature page.

The undersigned desires to take title in the Securities as follows (check one):

(a)	Individual (one signature required on Page 5);

(b)	Husband and Wife as community property (one signature required on Page 5 if interest held in one name, i.e., managing spouse; two signatures required on Page 5 if interest held in both names);

(c)	Joint Tenants with right of survivorship (both parties must sign on Page 5)

(d)	Tenants in common (both parties must sign on Page 6);

The exact spelling of names(s) under which title to the Securities shall be taken is (please print).
_________________________________________________________

Vyrian Inc.

Part A              General Company Information
Item 1                     The exact name of the issuer and its predecessor (if any)
Vyrian Inc.                                As of January 11, 2012

Item 2                     The address of the issuer’s principal executive offices.
10101 Southwest Freeway, Suite 400
Houston, Texas 77074
URL: www.vyrianinc.com
Telephone: 888-929-1116
Fax: 408-854-8571

Item 3                     The jurisdiction(s) and date of the issuer’s incorporation or organization
 Vyrian Inc. was incorporated in Nevada in January 10, 2012

Part B               Share Structure

Item 4                     The exact title and class of securities outstanding
Common Shares and Series A Convertible Preferred
CUSIP NUMBER    Will Be Assigned by FINRA
Trading Symbol    Will be Assigned by FINRA

Item 5                      Par or Stated value and description of the security
A.	Par or Stated Value Common and preferred stock par value $0.001
B.	Common or Preferred Stock
1.	The Common Shares of the Issuer do not have any preemption rights.
2.	The Issuer has authorized 10,000,000 shares of its total authorized share amount be designated as Common Stock of the Company.
3.	A Series A Convertible Preferred shares may be issued and designated at a state filing to occur by designation and approval of the Board of Directors.
4.	There is no provision in the Issuer’s charter or by-laws that would delay, defer or prevent a change in control of the issuer.

Item 6	The number of shares or total amount of the securities outstanding for Each Class of securities authorized.
i.	Period Ending December 31, 2011
ii.	Shares Authorized 10,000,000
iii.	Shares Outstanding 5,000,000
iv.	Freely tradable shares 0
v.	Beneficial shareholders 3
vi.	Total number of Shareholders 0 shareholders of record 3

Item 7                      Name and Address of the Transfer Agent
Upon completion of the documentation to FINRA and other governmental agencies the Transfer agent shall be designated.  This Transfer Agent will be registered with the Securities and Exchange Commission and will only be accepted by the Company if all compliance documents are in place.

Part C       Business Information

Item 8        The nature of the issuer’s business.
A.	Business Development

Vyrian Inc. is actively engaging in research and development efforts for a variety of independent software tools for business clients. These software solutions have the potential to substantially improve the state of the art in today’s technology market, ensuring steadily increasing income revenue as market reach expands. VYRIAN will employ a combination of revenue-generating methods including, but not limited to offering membership subscription packages for business clients and/or assessing nominal fees for placing job postings, accessing proprietary software tools and data storage, and other value-added services such as targeted ads and email recruitment campaigns. VYRIAN will also offer fee-based advertising spots to clients on the website to increase their marketing outreach and presence.

Vyrian, Inc. is a United States government contractor headquartered in Houston, Texas and global provider of electronics components and software solutions to the industrial and commercial markets. Vyrian Inc. boasts an international market presence with satellite sales offices in Atlanta, Georgia, Dallas, Texas, San Jose, California, Toronto, Canada, Kuala Lumpur, Malaysia, Cavite, Philippines, and Colombo, Sri Lanka. Vyrian led by an industry-renown management team with substantial technical and marketing expertise. The founders have over three decades of engineering and marketing experience and have developed key industry contacts that can be leveraged to propel the company forward.

Vyrian has two business segments: Electronic Component Distribution (ECD) and Enterprise Software Solutions (ESS)

ECD: As an ECD supply chain partner, Vyrian offers a number of products and services including: components planning, electronics design services, printed circuit board (PCB) distribution, programming and assembly services. The company distributes electronics components to its commercial customers (OEMs and CMs) through its ECD business division. The ECD division is currently experiencing high growth and has kept pace with the company’s strategic growth projections.

ESS: Its ESS division is currently developing software tools, including the company’s novel, flagship eInterview software product to diversify into the cloud-based solutions marketplace. The launch of this unique product will establish the company as a key software innovator and allow it to gain a significant market presence in the fast-growing, talent acquisition industry. The launch of this software tool will position the ESS division to augment the ECD division’s growth and further diversity the company’s growth portfolio.

B.	Form of Organization The Organization is a Corporation within Nevada
1.	Issuer was formed January 2012
2.	Fiscal Year : Fiscal Year Ending December 31,
3.	Issuer or Predecessor has been in bankruptcy or similar proceedings: No, the company has never been in bankruptcy or receivership
4.
Any material reclassification, merger, consolidation, or purchase or sale of a significant amount of asset. Incorporation took place January 2012, there was not a sale of any asset to obtain this status.

5.	Any default to the terms of any note, loan, lease, or other indebtedness or financing arrangement requiring the issuer to make payments. The company has had no default.
6.	Any change of control The Management and Directors of the Company shall remain in place and shall enact employment agreements with the formation of the Corporation.
7.
Any increase of 10% or more of the same class of outstanding equity securities.  There was a share increase from 0 shares in 2011 under Vyrian, Inc.  to the amount of 1,000,000 in 2012 of authorized shares for the company.  At a later date the company reserves the right to increase the amount of shares, and this could lead to a dilution of the current holdings.

8.	Any past, pending or anticipated stock split, stock dividend, recapitalization, merger, acquisition, spin-off or reorganization: No
9.	Any delisting of the issuer’s securities by any securities exchange or deletion from the OTC Bulletin Board No
10.
Any current, past, pending or threatened legal proceedings or administrative action either by or against the issuer that could have material effect on the issuer’s business, financial condition, or operations and any current , past or pending trading suspensions by a securities regulator.   No

1.	Business of Issuer

Vyrian Inc. is a software solutions start-up that specializes in developing technologies for the rapidly growing labor recruitment sector— an industry that the US Department of Labor projects will grow by more than 20 % by 2018. VYRIAN’s research and development operations and marketing and distribution functions are handled through the Houston office.  Our flagship product, eInterview, is a novel technology that will establish the company as a key software innovator.

Vyrian Inc. is privately owned and actively managed by its individual investors. The founders, Bharat Jagani, Sath Sivasothy and Ryan Arnett, handle day-to-day management decisions, strategic planning and marketing. Mr. Arnett, Mr. Sivasothy and Mr. Jagani will create an advisory board to support the company’s strategic managerial activities as growth dictates.

2.	SIC Code 7371 Computer Programming Services
3.	Business operations: The Company is currently in business development stage.
4.	“Shell” Company: This Company has never been a “shell’ corporation.
5.	Parent or Subsidiaries: None
6.	Existing or Probable Governmental Regulations: There are governmental regulations regarding software in the form of Trademark, Patented and Intellectual Property Rights Laws.
7.	Estimated cost of research and development as borne directly by customer. None
8.	Cost and effect of environmental laws (federal, state and local) The software company bears no environmental concerns.
9.
Total number of employees and number of full- time employees.  The company has employed 2 full time personnel and an administrative employee.  As the software sales increase, more personnel shall be added.

Item 9     The Nature of products or services offered.

A. Product Description
1. Companies in the U.S. and abroad face a similar dilemma: With the growing number of qualified and overqualified job applicants entering the market each year, getting the right applicant for the particular opening can be daunting. Traditional paper resumes and applications rarely bring out the key communication skills, disposition and nuances that are required to perform most jobs well— and hundreds of dollars can be a wasted running monthly job ads just to generate sheets of paper.

Face-to-face interviewing is the preferred interviewing method because it presents the most accurate and thorough overview of a candidate. A real person is connected with his or her sheets of paper, and applicants can tap into skillsets that do not translate well on paper. Unfortunately, face-to-face interviews drain both financial and time resources away from businesses looking to hire—and such interviewing techniques are rarely scalable. Businesses may be left to pay for travel, food and lodging expenses—or dedicate precious man hours from current employees on the job, to review candidates who looked great on paper but lacked substance. Businesses require a solution that helps them make human connections with applicants, quickly, without expending their own limited human resources and capital. Vyrian’s eInterview software is a viable solution to this labor recruitment problem for both job applicants and their future employers.

eInterview, is a novel candidate interviewing tool designed to support human resources and admissions personnel at staffing agencies, internal staffing departments within small, medium and large business concerns, government agencies, and post-secondary educational institutions. On the applicant end, eInterview provides talented jobseekers an opportunity to expand the reach and impact of their resumes.

The flagship eInterview program suite will vastly improve how human resources professionals and hiring agents conduct interviews in the future. Interviews are conducted through the eInterview website in a seamless cloud-based platform for both employers and applicants.  The eInterview program stores applicant interviews from each client’s hiring campaign in a database that can be accessed through eInterview’s secured website. This web-based experience streamlines the hiring process for busy hiring professionals and allows integrated teams to review applicant interviews on demand 24 hours a day, 7 seven days a week—just as if the applicant had come into the office. The ability to record and save each interview creates numerous corporate advantages such as allowing hiring professionals to capture and share small details from interviews with key staff members who may be central decision makers for filling that particular disposition or role at the company, but who may have not been available to attend the actual interview session. Human resources departments may even be able to use the video recordings for staff training purposes and to help identify “what’s working and what’s not” with their own interviewing style.

Affiliated employers and hiring institutions will be charged a nominal fee to post jobs and to access the database of current resumes and interviews for their positions. Internet advertising will be sold to provide additional streams of revenue for the site.

2. ECD Products and Services
Vyrian procures and distributes electronics components used in electromechanical manufacturing and provides PCB services that are relevant to a number of industries including homeland security, defense, industrial/commercial and scientific applications.  Clients have access to Vyrian’s extensive parts database which is updated daily with products from more than 150 industry-leading manufacturers. Our powerful database searches over 8 million products to locate part numbers that are available for online purchase.

Vyrian’s ECD Product List:
Semiconductors—Chips that manufacturers install on their PC boards to regulate the devices they build.  Our line card includes components from top names such as Texas Instruments, Atmel, Analog Device, Xilinx, Altera, and many more.

Capacitors—Used widely in electronic circuits for blocking direct current while allowing alternating current to pass. Our line card includes components from the following top manufacturers: AVX, Kemet, and a number of other brands.

Connectors—Electromechanical devices used to join electrical circuits as an interface using a mechanical assembly. Our line card includes components from the following top manufacturers: Tyco Electronics, Bourns, Molex, and other brands.

3. ESS Products and Services
Vyrian, Inc. is actively engaging in research and development efforts for a variety of independent software tools for business clients. These software solutions have the potential to substantially improve the state of the art in today’s technology market, ensuring steadily increasing income revenue as market reach expands. Vyrian will employ a combination of revenue-generating methods including, but not limited to offering membership subscription packages for business clients and/or assessing nominal fees for placing job postings, accessing proprietary software tools and data storage, and other value-added services such as targeted ads and email recruitment campaigns. Vyrian will also offer fee-based advertising spots to clients on the website to increase their marketing outreach and presence.

VYRIAN’s competitive advantage over similar market competitors includes:

•	Innovative, first-to-market concept
•	Massive customer base potential with extremely high diversification
•	Simple system design utilizing existing technology
•	Low maintenance software and interface with high profitability
•	“Interview Memory” technology (live video recall, storage and sharing capabilities)
•	Substantial cost savings for employers who save time and money on the personnel interviewing process
•	Video capabilities give job seekers a leg up over their peers in the market

ii.	Distribution Methods or service The distribution of the product will be computer based or cloud based technology and can be delivered to any licensed person.
iii.
Competitive business conditions  The business software industry is very competitive.  Many companies, will spend thousands of dollars trying to develop and market software products.  The market place is overwhelmed with software and making clients aware of one independent software design will take time and a significant amount of advertising dollars.

iv.	Source and availability of raw materials and the names of principal suppliers: No raw materials are generally needed.
v.
Dependency on a few major customers  While Larger Corporations and Governmental entities will be the major clients that our company supplies they are not our only customers. The marketing and advertising plan that we elect to put into place will expand our base.

vi.
 Patents, trademarks, licenses, franchises, concessions, royalty agreements or labor contracts, including their duration; The company has none of these. However, as product protections we will be seeking these as applicable to our software.

vii.	The need for any government approval of principal products or services and the status of any requested government approvals. none

Item 10                   The Nature and extent of the issuer’s facilities

The issuer presently utilizes multiple office building as its corporate offices.  The main office is located 10101 Southwest Freeway, Suite 400, Houston, TX for a monthly fee of $525/month.  The Atlanta, GA sales office houses the ECD department for a monthly fee of $325/month.  The company secretarial services are cloud based and being rented at a rate of $205/month.

Part D Management Structure and Financial Information

Item 11	The name of the chief executive officer, members of the board of directors, as well as control persons.

A.	Officers and Directors

Sath Sivasothy, CEO (and co-founder)-President
Sivasothy is responsible for forecasting, developing and delivering on Vyrian’s strategic management objectives to enhance its market share and competitiveness. As Chief Executive, Sivasothy’s primary role is to ensure that the company meets its commitment to excellence in research and development, sales and marketing, and delivery of its products and services to the world market and industry customers. Mr. Sivasothy has held a number of leadership positions throughout his career and brings extensive business and technical expertise from the semiconductor front-end and back-end industries to his current role.

Prior to joining Vyrian, Sivasothy was Vice President of Sales and Marketing at CEIBIS Inc., a pioneer in the burn-in reliability testing industry located in the heart of the Silicon Valley. In this role, Sivasothy was responsible for doubling gross sales of $7 million in twenty-four months while maintaining record earnings for the company. Sivasothy has also held high level consultancies with other public and private technology corporations in the U.S. and abroad with primary responsibilities.

Sivasothy currently serves as a member of the board of directors for Techxron Technologies Inc., a U.S. defense contractor.

Ryan Arnett, President (and co-founder) Of the ECD Business Segment- Secretary
Mr. Arnett is responsible for carrying out Vyrian’s strategic management objectives and enhancing its market share and competitiveness in the industry. Key areas of focus for Arnett include accountability for day-to-day operations of Vyrian’s electronic components distribution business segment.

As president at Onyx Realty LLC, Mr. Arnett is experienced in working in a startup environment.  Onyx was a startup company that focused on partnering with large multi-national property management companies by structuring marketing and revenue agreements at the corporate level.  Seeking diversification, Onyx began investing company resources into the commodities market by distributing electronic components to various manufacturers around the globe.  Onyx Technologies rapidly became a critical source for top OEMs and Contract Manufacturers.   Due to strategic reasoning Mr. Arnett has partnered with Vyrian Inc. to serve as President of the ECD segment of the business.

Bharat Jagani, President (and co-founder) Of the ESS Business Segment- Director
Jagani is responsible for carrying out Vyrian’s strategic management objectives and enhancing its market share and competitiveness in the industry. Key areas of focus for Jagani include accountability for day-to-day operations of Vyrians’s software development businesses.

Mr. Jagani brings a wealth of technical leadership from the back-end semiconductor industry.  In 2005, he became Director of engineering of Pycon Inc. a San Jose, California-based manufacturer of multi-layered printed circuit boards for the semiconductor industry.

Mr. Jagani also remains on the board of directors for Reliability Design Services Inc. (RDS) a high technology design firm for the commercial semiconductor industry.

Mr. Jagani earned a Bachelor of Science degree in Electrical Engineering from Mehran University and Master’s degree in Electrical Engineering from San Jose State University.

Tony Sivasothy, Chief Financial Officer- Treasurer
Sivasothy is responsible for directing Vyrian’s overall financial strategy and supporting the Operations team in the fulfillment of their duties by ensuring the company’s fiscal soundness. Key areas of focus for Sivasothy include accountability for maintaining the company’s strict profitability standards, securing capital, documenting and filing timely financial records and representing the company’s best financial interests.

Sivasothy brings extensive financial expertise to the CFO position.  After earning his bachelor’s degree in economics, he became qualified as a Chartered Accountant in 1970 and worked as senior partner for Price Waterhouse Coopers, England for 20 years.  Tony also held the finance director position at Zurich Insurance Company until 1999.  Tony is a licensed CPA.

4 .Board Memberships and other affiliations. The CEO has no other affiliations

5.Compensation by the issuer:

6. Number and class of securities beneficially owned by each such person

B. Legal/ Disciplinary History- The CEO has not been convicted of any crime or named as a criminal defendant in a court proceeding. The CEO has not been forbidden by the courts to limit involvement in any type of business, securities, commodities or banking activities. The CEO has also not been involved in a civil action with the SEC, The Commodity Futures trading Commission or state securities regulator of a violation of  federal or state commodities law. No orders have been placed against the CEO by a self-regulatory organization that permanently or temporarily barred suspended or otherwise limited his involvement in any type of business or securities activities.

C. Disclosure of Family Relations: There are no family relationships to disclose in regards to the securities.

D. Disclosure of Related Party Transactions: There are no related party transactions to disclose in regards to the securities

E. Disclosure of Conflicts of Interest: There are no conflicts of interest to disclose in regards to the securities

Item 12                  Financial information for the issuer’s most recent fiscal period

Item 13	Similar financial information for such part of the two preceding fiscal years as the issuer or its predecessor has been in existence

Item 14	Beneficial Owners – 0 Shareholders of record

Item 15	The name, address, telephone number, and email address of each of the following outside providers that advise the issuer on matters relating to operations, business development and disclosure

Item 16                  Management Discussion and Analysis of Operation

A.	Plan of Operation

ECD Sales Strategy
According to BCC Research, a leading market research organization, the market for semiconductor electronics components distribution will grow at a steady compound annual growth rate (CAGR) of 10% over the next 5 years. Vyrian intends to employ a variety of sales strategies to capture its ECD business customers. By leveraging our global relationships we are able to provide our clients with rapid access to the industry's latest components and give them the critical technological edge needed to reduce their time-to-market. Vyrian plays a key role in the electronics distribution supply chain by solving two key issues plaguing buyers in the electronics industry:

Efficient Parts Procurement
At Vyrian, “out of stock” items are never an issue. With a database and inventory of over 8 million products, Vyrian’s ECD customers are able to find the exact components that they need. More importantly, Vyrian provides all customers with the ability to procure parts economically without the barrier of large minimum orders. These types of orders are especially important for small business customers and day-to-day government procurements.

Quick Turn-Around and Delivery
Vyrian provides ECD customers the ability to procure, even specialized products quickly (typically within 3-7 business days)—much faster than the industry standard of several weeks of more. Printed circuit board orders are routinely custom-ordered and then built to specification. This customization improves performance metrics for customers, but greatly increases standard industry lead times to four to six weeks or more. Government customers suffer the most from time- to-market lag as the additional stringent testing and quality controls that typically accompany government orders increases delivery times by an additional two to four weeks over the standard. By leveraging and sourcing semiconductors through its global network, the company is able to keep its client’s production schedules on course.

ECD Long-Term Plan
As Vyrian’s ECD operations expand, the company will increase the volume of new manufacturers and product numbers added daily to the database from 150 unique leads to 450 leads. The company will also incorporate the following value-added services to improve user experience with our site:

❖	Provide extensive customer access to downloadable data sheets, supplier-specific reference designs, application notes, technical design information and engineering tools.
❖	Introduce streamlined, user-friendly features such as automatic re-order and bill of material (BOM) import capabilities.
❖
Allow purchases in the following additional currencies: Australian Dollar (AUD), Canadian Dollar (CAD), Swiss Franc (CHF), Euro (EUR), Pound Sterling (GBP), Hong Kong Dollar (HKD), Yen (JPY), Singapore Dollar (SGD) to leverage the truly global nature of this market.

ECD Revenue Strategy
Existing Customer Base and Customer Growth Forecasts
Vyrian’s ECD business division employs a number of revenue-generating strategies for both long and short term growth.  The company uses a proprietary, web-based marketing strategy for identifying, researching and building new accounts— and adds, on average, five to eight new customers on a monthly basis.  Current projections suggest that over the next three years, nearly 80 percent of the company’s customers will be based in the Americas.  Vyrian’s three to five year strategy focuses on solidifying a presence in emerging markets such as India, China, Southeast Asia and South—and the company anticipates achieving this growth through strategic acquisitions and mergers.
Vyrian’s current ECD customer base is well diversified. The division’s existing customer base includes, but is not limited to, the following customers:

1)	United States Government (NASA, the U.S. Departments of Energy, Defense and Homeland Security, and military branches including the Army and Navy)

2)	Probe Technologies Inc.

3)	AML Inc.

4)	Carpet Electronics Inc.

5)	NPI Technologies Inc.

6)	Stresstest Inc.

7)	Compass Instruments Inc.

8)	BCP Systems Inc.

9)	Liberty Electronics Inc.

Revenue and Profit forecasts for 2012-2014
Vyrian’s annual revenue goal is $8 million (with a gross margin of 70%) by December 2014. Vyrian is already on a steady growth track to achieve these results.

ESS Sales Strategy
Vyrian intends to employ a variety of sales strategies to capture its ESS business customers.

For the company’s eInterview product, direct marketing via live presentations and demonstrations to staffing firms will be the primary means of market penetration. Vyrian will also utilize large marketing subcontractors to attract the business of headhunting firms in North America and Europe. We estimate that business from these firms will be substantial because staffing firms generally already have established client lists and are always looking for new talent to present. Vyrian will also generate in-house leads and identify other prospective corporate clients by tracking their activity on established employment portals and search engines. Client referrals to Vyrian and repeat business from established accounts will create demand for our product that we project may increase our revenues by more than 80 percent annually.

The keys to success with new eInterview product:
❖	Maintain eInterview database with relevant applicant profiles, job postings and leads.
❖	Maintain and update eInterview’s features to meet customers’ expectations
❖	Control product development and design costs while optimizing marketing expenditure
❖	Establish and maintain working relationships with professional staffing associations, staffing companies and employers in the U.S.
❖	Establish post-development marketing outreach strategy to expand our reach and client base

ESS Long-Term Plan
Vyrian will continue to identify areas of opportunity for its family of software products.  Long-term strategic goals include expansion into the international marketplace after U.S. sales are cemented with a permanent client base.

eInterview
After penetrating domestic markets with the eInterview tool, we will leverage the existing relationships we hold with our client base in the United States to enter the international marketplace. Vyrian will also market its eInterview products to colleges, universities, and internship/co-op organizations to support their recruitment efforts.

Datasure Database Storage Solution
A second cutting-edge software innovation that is currently under development is Datasure, our niche database backup and storage solution. This solution may be integrated in whole or in part into the eInterview program, and will be marketed more generally once the eInterview product is launched.

❖	There are currently no expected purchases or sales of plants or significant equipment
❖	Once the company achieves financial goals outlined above the company plans to hire 10-12 operations managers, and three to four data entry/administrative assistance professionals.

A. Management’s Discussion and Analysis of Financial Condition and Results of Operations

1. We will be selling primarily to:

Market	% of Business
Staffing Firms	25%
Employers	40%
Advertisers	35%

2. We will be targeting customers primarily by geographical region.
a. Geographic areas: the U.S. market will be penetrated initially, followed by European and additional international markets. The U.S. market focus will remain primarily on large urban centers and hubs where the job market is especially thriving.

b. Our target industry will be all advertisers, staffing companies and employers involved in talent acquisition and recruitment. We will also target job seekers in this industry to supply our database.

B. Competition
1. Competitors: Competition in this area is minimal because there are currently no major services offering this unique software system. Our software will enable employers, colleges, government agencies, etc. to efficiently make hiring decisions using our unique “interview memory” technology that allows live interviews to be recalled, stored and shared. Prospective employers can view candidate profiles, search, recall and share the live interviews they’ve recorded, and compare data among potential hires. No other software platform gives hiring professionals greater flexibility and control over the hiring process.

Why use eInterview?
The real question is, "Why not?"
We offer one service that no other talent recruiting or employment agency offers: the ability to see "live interviews" with each prospective candidate. Resumes come to life with eInterview. Companies can assess the overall demeanor of a candidate, watch how potential employees respond to questions, and gauge their reactions to mock situations that may occur on the job—all without a single travel arrangement being made. VYRIAN’s eInterview will revolutionize the antiquated method of interviewing for a job using boring, white paper and an expensive onsite visit with a modern, innovative software suite that saves both time and money. No more paper shuffling—VYRIAN brings back the human touch.

2. Market Competitiveness

High
Medium X
Low

3. Strengths and Weaknesses

Strengths	Weaknesses
Method not currently available in industry	Webcam requirement
Proprietary method	Lack of market brand recognition
Cost Effective
Ease of Use

C. Product Description
1. Companies in the U.S. and abroad face a similar dilemma: With the growing number of qualified and overqualified job applicants entering the market each year, getting the right applicant for the particular opening can be daunting. Traditional paper resumes and applications rarely bring out the key communication skills, disposition and nuances that are required to perform most jobs well— and hundreds of dollars can be a wasted running monthly job ads just to generate sheets of paper.

Face-to-face interviewing is the preferred interviewing method because it presents the most accurate and thorough overview of a candidate. A real person is connected with his or her sheets of paper, and applicants can tap into skill sets that do not translate well on paper. Unfortunately, face-to-face interviews drain both financial and time resources away from businesses looking to hire—and such interviewing techniques are rarely scalable. Businesses may be left to pay for travel, food and lodging expenses—or dedicate precious man hours from current employees on the job, to review candidates who looked great on paper but lacked substance. Businesses require a solution that helps them make human connections with applicants, quickly, without expending their own limited human resources and capital. Vyrian’s eInterview software is a viable solution to this labor recruitment problem for both job applicants and their future employers.

eInterview, is a novel candidate interviewing tool designed to support human resources and admissions personnel at staffing agencies, internal staffing departments within small, medium and large business concerns, government agencies, and post-secondary educational institutions. On the applicant end, eInterview provides talented jobseekers an opportunity to expand the reach and impact of their resumes.

The flagship eInterview program suite will vastly improve how human resources professionals and hiring agents conduct interviews in the future. Interviews are conducted through the eInterview website in a seamless cloud-based platform for both employers and applicants.  The eInterview program stores applicant interviews from each client’s hiring campaign in a database that can be accessed through eInterview’s secured website. This web-based experience streamlines the hiring process for busy hiring professionals and allows integrated teams to review applicant interviews on demand 24 hours a day, 7 seven days a week—just as if the applicant had come into the office. The ability to record and save each interview creates numerous corporate advantages such as allowing hiring professionals to capture and share small details from interviews with key staff members who may be central decision makers for filling that particular position or role at the company, but who may have not been available to attend the actual interview session. Human resources departments may even be able to use the video recordings for staff training purposes and to help identify “what’s working and what’s not” with their own interviewing style.

Affiliated employers and hiring institutions will be charged a nominal fee to post jobs and to access the database of current resumes and interviews for their positions. Internet advertising will be sold to provide additional streams of revenue for the site.

D.  The Market
Today’s labor market is more complex than ever. The employment industry in the United States has recently experienced rapid growth, particularly in the number of available, highly qualified job candidates on the market. Landing an interview is a crucial first step in securing employment. With the unemployment rate still high and competition for limited opportunities growing fiercer, applicants are looking for new, innovative ways to make a remarkable impression and get their proverbial “foot in the door.”  Similarly, businesses and hiring agencies in this economic environment need help navigating and screening the overwhelming supply of well-qualified candidates for their openings. Vyrian’s eInterview web-based platform is a ready solution for these labor market challenges. As “the cloud’s” influence over the ways businesses are able to store and archive important documents increases, technologies like eInterview will continue to be in demand.

E. Marketing Strategies and Market Mix

1. Image
eInterview is an easy to use and unique interviewing method for businesses of all sizes. VYRIAN’s web-based platform will allow clients to substantially reduce and reallocate the manpower associated with interviewing potential employees.

2. Features
Our product will emphasize the following features:
a.	“Interview Memory” technology- the ability to store web-based video interviews for future recollection.
b.	Video sharing and storage capabilities
c.	Simple user interface
d.	Competitive Pricing
e.	Easy scalability and seamless back-end management of operations
f.	Revolutionizes the state of the art

3. Pricing
Since eInterview is a revolution in the manpower industry, we will utilize a premium pricing strategy.  We will implement a tiered pricing structure that will be commensurate with the size and hiring needs of the client. VYRIAN will maintain its economic advantage for single users who would like to be part of the general eInterview candidate database by offering this service free of charge.

4. Customer Services
1. VYRIAN’s eInterview provides the following services:
a. Secure data storage for recalling video interviews
b. Customer telephone hotline for technical difficulties
c. Email service with 24/7 response guarantee
d. Instant chat support capabilities
2. Sales/credit terms:
a. All invoices will be paid immediately at the website via credit card merchant services.

5. Advertising and Promotion
a. VYRIAN’s eInterview advertising and promotion strategy will emphasize the revolutionary pVyriantion of this product as a game changer that will improve the way that businesses acquire and hire talent in the future.
b. We will use direct mail, corporate contacts, trade associations and networks, and the Internet as advertising and promotional sources.
c. End customers will be the most effective sales force.  The eInterview hiring tool will benefit greatly from word-of-mouth referrals and testimonials.

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Executed at ________ _____________, this day of ______ 20______

PURCHASER QUESTIONNAIRE

VYRIAN INC.
10101 Southwest Freeway, Suite 400
Houston, TX 77074

Gentlemen:

I hereby furnish the information contained below to the Company so that it may determine whether I am a suitable investor in the Company's offering of Common Stock.  I understand that the information is needed for you to determine whether you have reasonable grounds to believe that I am an “Accredited Investor” as that term is defined in Regulation D promulgated under the Act, in accordance with the suitability standards established by the Company and that I have such knowledge and experience in financial and business matters that I am capable of evaluating the merits and risks of the proposed investment in the Company.

I understand that (a) you will rely on the information contained herein for purposes of such determination, (b) the Securities will not be registered under the Act, (c) the Securities will not be registered under securities laws of any state in reliance upon similar exemptions, and (d) this questionnaire is not an offer to the purchase any Securities.

The Company and its agents, employees or representatives, will keep information contained in this questionnaire confidential.  I understand, however, that the Company may have the need to present it to such parties, as it deems advisable in order to establish the applicability under any federal or state securities laws of an exemption from registration.

In accordance with the foregoing, the following representations and information are hereby made and furnished:

Please answer all questions.  If the answer is “none” or “not applicable,” please so state.

INFORMATION REQUIRED OF EACH PROSPECTIVE INVESTOR:

1.	Name: ________________________________________ Age:____________________

2.	Social Security Number: _______________ No. Of Dependents: __________________

3.	Marital Status __________________ Citizenship: ______________________________

4.	Residence Address and Telephone Number ___________________________________
            ______________________________________________________________________

5. State in which you are: licensed to drive?            ____________________________________

Registered to vote? ____________________________________________

File income tax returns? ________________________________________

6.     Employer and Position ___________________________________________________

7.	Business Address and Telephone Number: __________________________________

_____________________________________________________________________

8.	Business or professional education and the degrees received are as follows:

School: _______________________________________________________________

Degree:  ______________________________________________________________

Year Received: _________________________________________________________

9.	Please select, which applies to you ( choose one)

(a)	Individual income during 2009 (exclusive of spouse’s income)
(b)	Individual income during 2010 (exclusive of spouse’s income)
(c)	Estimated income during 2011 (exclusive of spouse’s income)

________ $ 50,000-$100,000
________ $100,000-$200,000
________ Over $200,000

(d)	Joint income, with spouse, during 2009:
(e)	Joint income, with spouse, during 2010:
(f)	Estimated joint income, with spouse, for 2011:

_______ $100,000-$300,000
_______ Over $300,000

    (g)                      _______ A charitable organization, corporation, or partnership with assets exceeding
 $5,000,000.

    (h)                      _______ A trust with assets in excess of $5,000,000, not formed to acquire the securities
 Offered, whose purchases a sophisticated person makes.

10.	Estimated net worth (may include joint net worth with spouse)

_______ Over $1,000,000

The term “net worth” means the excess of total assets over total liabilities.  In computing net worth, the principal residence of the investor must be valued at cost, including costs of improvements, or at recently appraised value by an institutional lender making a secured loan.

11.
Are you involved in any litigation, which, if an adverse decision occurred, would materially affect your financial condition?  Yes__ No_____. If yes, please provide details: ____________________________________________________________________

12.	I consider myself to be an experienced and sophisticated investor or am advised by a qualified investment advisor, all as required under the various securities laws and regulations:
  Yes___ No___

13.	I understand the full nature and risk of an investment in the Securities, and I can afford the complete loss of my entire investment: Yes___ No___

14.	I am able to bear the economic risk of an investment in the Securities for an indefinite period of time and understand that an investment in the Securities may be illiquid:
  Yes___ No___

15.
I further understand that should I purchase the Securities, I be required to agree not to dispose of the Securities except in compliance with the conditions contained in the accompanying Subscription Agreement:  Yes___ No___

16.      Have you participated in other private placement securities?  Yes___ No___

I understand that the Company will be relying on the accuracy and completeness of my responses to the foregoing questions and I represent and warrant to the Company as follows:

(i)
The answers to the above questions are complete and correct and may be relied upon by the Company whether the offering in which I propose to participate is exempt from registration under the Act and the securities laws of certain states;

(ii)	I will notify the Company immediately of any material change in any statement made herein occurring prior to the closing of any purchase by me of an interest in the Company; and
(iii)
I have sufficient knowledge and experience in financial and business matters to evaluate the merits and risks of the prospective investment; I am able to bear the economic risk of the investment and currently could afford a complete loss of such investment.

IN WITNESS WHEREOF, I have executed this Purchaser Questionnaire this ____ day of ______, 20__, and declare that it is truthful and correct to the best of my knowledge.

________________________________                                                                                 _______________________________
Signature of Prospective Investor                                                                                                Signature of Prospective Investor